Exhibit 10.06

2015 DIRECTOR COMPENSATION POLICY

Effective as of January 1, 2015

PURPOSE:                                The Director Compensation Policy (“Policy”) establishes meeting fees that the Federal Home Loan Bank of New York (“FHLBNY”) will pay to the Board of Directors (collectively, the “Board”; each member individually or severally, the “Directors”) of the FHLBNY and also sets forth the types of Director expenses that may be reimbursed.  The activities referred to in this Policy are those as to which the Board believes Director attendance is necessary and appropriate and which may be compensated. The Policy has been prepared in accordance with Section 7 of the Federal Home Loan Bank Act (“Bank Act”) and the regulations of the Federal Housing Finance Agency (“FHFA”) regarding Director compensation and expenses.

I.                                        2015 DIRECTOR FEES

A.            Board Chairman

The maximum fee opportunity for 2015 for the Chair of the Board shall be $105,000.

B.            Board Vice Chairman

The maximum fee opportunity for 2015 for the Vice Chair of the Board shall be $90,000.

C.            Committee Chairs

The maximum fee opportunity for 2015 for a Director serving as a Committee Chair shall be $90,000; however, such Director shall not receive any additional fee opportunity if he or she serves as Chair of more than one Committee.  The Board Chair and Board Vice Chair shall not receive any additional fee opportunity for serving as a Chair of one or more Board Committees.

D.            Other Directors

The maximum fee opportunity for 2015 for Directors other than the Chair, the Vice Chair, and the Committee Chairs shall be $80,000.

E.            Payments and Attendance

Each Director shall be paid an amount equal to approximately one-ninth of such Director’s maximum fee opportunity as described above for each Board meeting attended by said Director in 2015.  Such fees are to be paid on a quarterly basis in arrears.

Consistent with the Bank’s Corporate Governance Policy, attendance is expected at all Board meetings (and, if on a Committee, at all meetings of such Committee).  Attendance at meetings by telephonic means shall be deemed acceptable for purposes of receiving compensation.

Directors may, in their sole discretion, elect to not receive meeting fees by notifying the Corporate Secretary.

II.                                   EXPENSES

A.            General Reimbursement Principles

1.              Directors may be reimbursed for reasonable travel, subsistence and other related expenses incurred in connection with the performance of their official duties as are payable to senior officers of the FHLBNY as specified in the FHLBNY’s current policies covering the reimbursement of travel and other business-related items.  However, under no circumstances shall Directors be reimbursed for gift or entertainment expenses. (The principles in this Section II pertaining to permitted reimbursements shall also apply to those expenses paid for directly by the Bank to vendors and allocated to individuals in accordance with FHFA directives or guidance which may be issued from time to time.)

B.            Board and Board Committee Meetings

1.              Reimbursement of reasonable expenses may be provided to Directors in connection with attendance at Board and Committee meetings as established herein.

C.            Stockholders’ Meetings

1.              Reimbursement of reasonable expenses incurred by Directors attending FHLBNY stockholders’ meetings is permitted.

D.            Industry Meetings

1.              Reimbursement of Independent Directors’ expenses incurred while attending industry meetings or annual conventions of trade associations on a national level is permitted provided that a specific objective has been identified and that attendance has been specifically pre-approved by the Board of Directors.  Independent Directors attending industry events on behalf of the FHLBNY should register and identify themselves as Directors of the FHLBNY.

2.              Reimbursement of Member Directors’ expenses incurred while in attendance at industry meetings or annual conventions of trade associations on a national level is not permissible, unless such attendance is incidental to a FHLBNY Board or Committee meeting.

E.            Meetings Called by the Federal Housing Finance Agency

1.              Reimbursement of reasonable expenses may be provided to all Directors participating in any meetings called by the FHFA.

F.             Other Bank System Meetings

1.              Reimbursement of reasonable expenses may be provided to all Directors who are invited to attend meetings of Federal Home Loan Bank System committees (e.g., the Chair/Vice Chair Conference); Federal Home Loan Bank System director orientation meetings; and meetings of the Council of Federal Home Loan Banks and Council committees.

G.           Expenses of Spouses

1.              Reimbursement of reasonable expenses incurred by a Director’s spouse while accompanying the Director to a meeting for which the Director’s own reasonable expenses can be reimbursed (as specified in Sections II B, C, D, E or F above) will be permitted as long as the expenses satisfy the provisions of the FHLBNY’S Business Expense and Travel Policy, Section 2.2(c), Disbursements for Spouses.  Notwithstanding the foregoing, reimbursement under this section will be provided only in connection with annual off-site Board meetings and/or the year-end Board meeting.

III.                              PROCEDURES AND ADMINISTRATIVE MATTERS

A.            Directors’ requests for reimbursement should be submitted to the Office of the Corporate Secretary within 60 days of incurring the reimbursable item(s).

B.            Payment for and reimbursement of allowable business expenses of the Directors will require the approval of the Corporate Secretary or such officers designated by the Corporate Secretary.

C.            Meetings of the Board and Committees thereof should usually be held within the district served by the FHLBNY.  Under no circumstances shall such meetings be held in any location that is not within the district without prior approval of the Board.  FHFA regulations prohibit any meetings of the Board of Directors (including committee, planning, or other business meetings) to be held outside the United States or its possessions and territories.

IV.                               METHODOLOGY

In determining the appropriate and reasonable fee opportunities available to FHLBNY Directors for 2015 as described herein, the Board has taken into consideration the following factors:

•                  the desire to attract and retain highly qualified and skilled individuals in order to help guide a complex and highly-regulated financial institution that is subject to a variety of financial, reputational and other risks;

•                  the highly competitive environment for talent in the New York City metropolitan area — a center of world finance in which stock exchanges, securities companies and other sophisticated financial institutions are located;

•                  the demands of the Director position, including the time and effort that Directors must devote to FHLBNY and Board business — demands that have grown over the past several years;

•                  the overall performance of the FHLBNY, an institution that is a Federal Home Loan Bank System leader, a strong financial performer, a reliable source of liquidity for its customers, and a provider of a consistent dividend — and an institution which wishes to maintain this performance;

•                  information pertaining to compensation opportunities available to directors of other Federal Home Loan Banks; and

•                  director compensation surveys performed over time by outside compensation consulting firm McLagan, most recently in 2013 — surveys which have provided the Directors with the ability to compare Director compensation opportunities with compensation opportunities available at other institutions.

The Board will review the issue of appropriate and reasonable director fee opportunities on an annual basis.